Exhibit 3.1

ARTICLES OF INCORPORATION

OF

MIDWEST MANAGEMENT & MARKETING CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

THAT WE, the undersigned, CRAIG D. BOWER, ROGER A. DAY, GARWOOD G.C. TRENOR, MURRAY R. WOULEE of Aberdeen, South Dakota, and HERMAN H. LARSEN of Hot Springs, Arkansas, for ourselves, our associates and our successors, have associated ourselves together for the purpose of forming a corporation under and by virtue of the South Dakota Model Business Corporation Act, pursuant to the provisions of Chapter 47-2 of the South Dakota Codified Laws, and all amendments thereto,

FIRST:

The name of the Corporation hereinafter referred to as the “Corporation” is: MIDWEST MANAGEMENT & MARKETING CORPORATION.

SECOND:

The term for which this corporation shall exist shall be perpetual.

THIRD:

The purposes for which the Corporation is formed and the business and objects to be carried on and performed and promoted by it are as follows:

(a)                                  To have any and all of the powers and to exercise all of the rights and privileges which are now or may hereafter be granted by the laws of South Dakota to a corporation formed under said laws.

(b)                                 To manufacture, purchase, or otherwise acquire, own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, import, export, trade, and deal in and with goods, wares, and merchandise, and real and personal property of every class and description.

(c)                                  To acquire and hold all or part of the shares of another corporation or corporations, including but not limited to the shares of corporations which engage in the business of the Corporation.

(d)                                 To purchase, lease, or otherwise acquire, hold, develop, improve, mortgage, sell, exchange, let or in any manner  encumber or dispose of real property wheresoever situated.

(e)                                  To purchase, lease, or otherwise acquire, all or any part of the property, rights, businesses, contracts, good will, franchises, and assets of every kind, of any corporation, co-partnership, or individual (including the estate of a decedent), carrying on or having carried on in whole or in part, and of the aforesaid businesses or any other businesses that the Corporation may be authorized to carry on , and to undertake, guarantee, assume and pay the indebtedness and liabilities thereof, and to pay for any such property, rights, businesses, contracts, good will, franchises or assets by the issue, in accordance with the securities of the Corporation or otherwise.

(f)                                    To apply for, obtain, purchase, or otherwise acquire any patents, copyrights, licenses, trade-marks, trade-names, rights, processes, formulae and the like, which might be used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell, and otherwise turn to account the same.

(g)                                 To enter into and perform contracts of every sort and description with any person, firm, association, corporation, municipality, county, state, nation, or other body politic, or with any colony, dependency or agency of any of the foregoing.

(h)                                 To purchase or otherwise acquire, hold and reissue shares of its capital stock of any class; and to purchase, hold, sell, assign, transfer, exchange, lease, mortgage, pledge or otherwise dispose of any shares of stock of, or any bonds or other securities or evidences of indebtedness issued or created by, any other corporation or association, organized under the laws of the State of South Dakota or of any other state, territory, district, colony, possession or dependency of the Untied States of America, or of any foreign country; and while the owner or holder of any such shares of stock, voting trust certificates, bonds or other obligations, to possess and exercise in respect thereof any and all the rights, powers and privileges of ownership, including the right to vote on any shares of stock so held or owned; and upon distribution of the assets or a division of the profits of this Corporation, to distribute any such shares of stock, voting trust certificates, bonds or other obligations, or the proceeds thereof, among the stockholders of this Corporation.

(i)                                     To enter into, and carryout, agreements in the form of options, rights of first refusal, buy and sell agreements, or otherwise, with all or some of the holders of its shares of capital stock, evidences of indebtedness, bonds or securities, or others, providing, in whole or in parts, for the acquisition, purchase, redemption or disposal, or relating to the control, or restricting the transfer, of shares of its capital stock, evidences of indebtedness, bonds or securities, by this Corporation and/or by others, and this provision shall also authorize any such agreements to which the Corporation is not a party.

(j)                                     To guarantee the payment of dividends upon any shares of stock of, or the performance of any contract by, any other corporation, association or other venture, entity or enterprise in which the Corporation has an interest, and to endorse or to otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes, securities or other evidence of indebtedness crated or issued by any such other corporation, association or other venture, entity or enterprise.

(k)                                  To loan or advance with or without security, without limit as to amount; and to borrow or raise money for any of the purposes of the Corporation and to issue bonds, debentures, notes of other obligations of any nature (including bonds, debentures, notes and other obligations convertible into stock of the Corporation), and in any manner permitted by law, for money so borrowed or in payment for property purchased, or for any other lawful consideration, and to secure the payments thereof and of the interest thereon, by  mortgage upon, or pledge or conveyance or assignment in trust of the whole or any part of the Corporation, real or personal including contract rights, whether at the time owned or thereafter acquired; and to sell, pledge, discount or otherwise dispose of such bonds, notes or other obligations of the Corporation for its corporate purposes.

(l)                                     To carry on any of the businesses hereinbefore enumerated for itself, or for account of others in a partnership or joint venture or other entity, whether as a limited or general partner or otherwise and to carry on any other business which may be deemed by it to be calculated, directly or indirectly, to effectuate or facilitate the transaction of the aforesaid objects or businesses, or any of them or any part thereof, or to enhance the value of its property, business or rights.

(m)                               To carry out all or any part of the aforesaid purposes, and to conduct its business in all or any of its branches in any or all states, territories, districts, colonies, possessions, and dependencies of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts, colonies, possessions and dependencies of the United States of America and in foreign countries.

                The foregoing enumeration of the purposes, objects and business of the Corporation is made in furtherance, and not in limitation, of the powers, conferred upon the

Corporation by law, and it is not intended, by the mention of any particular purposes, objects or business, in any manner to limit or restrict the generality of any other purposes, objects or businesses mentioned, or to limit or restrict any of the powers of the Corporation, and the said Corporation shall enjoy and exercise all of the powers and rights now or hereafter conferred by statute upon corporations. Nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power to do any act which a corporation formed under the laws of the State of South Dakota may not at the time lawfully carry on or do.

FOURTH:

The post office address of the registered office of the Corporation is: Rural Route 3, P.O. Box 761, Aberdeen, South Dakota 57401. The resident agent of the Corporation is Garwood G.C. Trenor, of the aforesaid address. Said resident agent is a citizen of the State of South Dakota, and actually resides therein.

FIFTH:

The total number of shares of Common Stock which this corporation is authorized to issue is 5,000,000 with a par value of One Cent ($.01) per share, one vote per share, all of one class.

SIXTH:

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(a)                                  No holder of share of stock of the Corporation shall be entitled as such, as a matter of  right, to subscribe for or purchase any part of any new or additional issue of stock or of securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends or otherwise.

(b)                                 Cumulative voting shall not be permitted.

(c)                                  The Corporation reserves the right from time to time to make any amendment to its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights of its outstanding stock by classification, reclassification, or otherwise.

(d)                                 The Board of Directors shall have the power, from time to time to fix and determine and to vary the amount of working capital of the Corporation; and to determine whether any, and, if any, what part, of the surplus of the Corporation or of the net profits arising form its business shall be declared in dividends and paid to the stockholders, subject, however, to the other provisions set forth in this charter; and to direct and determine the use and disposition of any such surplus or net profits. The Board of Directors may in its discretion use and apply any such surplus or net profits in purchasing or acquiring any of the shares of the stock of the Corporation, or any of its bonds, or other evidences of indebtedness, to such extent and in such manner and upon such lawful terms as the Board of Directors shall deem expedient.

(e)                                  The Board of Directors shall have the power to declare and authorize the payment of stock dividends, whether or not payable in stock of one class to holders of stock of another class or classes.

(f)                                    The Board of Directors shall have the power, by articles supplementary to these articles, subject to any limitations or restrictions herein set forth or imposed by law, to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of such shares.

(g)                                 A majority of the shares of common stock issued and outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting; and, the shareholders represented at any meeting, though less than a quorum, may adjourn a meeting to any future time.

If a quorum be not present, at the properly called shareholders meeting, the meeting may be adjourned by those present, and if a notice of such adjourned meeting sent to all shareholders entitled to vote thereat, contains the time and place of holding such adjourned meeting, and a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this section, it is proposed to hold the adjourned meeting, except as may be otherwise required by law, any number of shareholders entitled to vote thereat, represented in person or by proxy, shall constitute a quorum, and the votes of a majority of interest of those present of such meeting shall be sufficient to transact business.

(h)                                 Directors must be shareholders of the corporation.

SEVENTH:

The stated capital at the time of the execution of these Articles of Incorporation and which amount of money with which this Corporation will begin business is thirty-three thousand dollars ($33,000.00).

EIGHTH:

The management of this corporation shall be vested in a Board of Directors composed of not less than three (3) and not more than seven (7) members, which number may be increased or decreased from time to time, but shall not be less than three (3). The names and post office address of members of the first Board of Directors are:

Name	ADDRESS
Craig D. Bower	Rural Route #3 P.O. Box 761 Aberdeen, SD 57401
Roger A. Day	720 South Main Aberdeen, SD 57401
Garwood G.C. Trenor	1015-7th Avenue S.E. Apt. #10 Aberdeen, SD 57401
Murray R. Woulfe	908 South Washington Aberdeen, SD 57401
Herman H. Larsen	P.O. Box 360 Hot Springs, AR 71901

NINTH:

The name and address of each incorporator is:

Craig D. Bower	Rural Route #3 P.O. Box 761 Aberdeen, SD 57401
Roger A. Day	720 South Main Aberdeen, SD 57401
Garwood G.C. Trenor	1015-7th Avenue S.E. Apt. #10 Aberdeen, SD 57401
Murray R. Woulfe	908 South Washington Aberdeen, SD 57401
Herman H. Larsen	P.O. Box 360 Hot Springs, AR 71901

IN WITNESS WHEREOF, we have each signed these Articles of Incorporation this 14th day of December 1979, and we each acknowledge the same to be our act and that to the best of our knowledge, information and belief all matters and facts stated herein are true in all material respects and that this statement is made under the penalties of perjury.

/s/ Craig D. Bower
Craig D. Bower

/s/ Roger A. Day
Roger A. Day

/s/ Dennis Maloney	/s/ Garwood G.C. Trenor
Dennis Maloney	Garwood G.C. Trenor

/s/ Murray R. Woulfe
Murray R. Woulfe

/s/ Herman H. Larsen
Herman H. Larsen

STATE OF SOUTH DAKOTA

COUNTY OF BROWN

I, /s/   Modestha Schnoes, a notary public, hereby certifies that on the 14th day of December, 1979, before me personally appeared CRAIG D. BOWER, ROGER A. DAY, GARWOOD G.C. TRENOR, MURRAY R. WOULFE, and HERMAN H. LARSEN, who being by me first duly sworn, severally declare that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Modestha Schnoes
Notary Public
Brown County, South Dakota

My commission expires:

April 14, 1981

ARTICLES OF AMENDMENT

OF

MIDWEST MANAGEMENT & MARKETING CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, CRAIG D. BOWER and GARWOOD G.C. TRENOR, President and Secretary respectively of the said MIDWEST MANAGEMENT & MARKETING CORPORATION, do hereby certify that the following constitutes amendment to the Articles of Incorporation, dated December 14, 1979, which was duly adopted at a meeting regularly held and called in the office of the corporation in the City of Aberdeen, Brown County, South Dakota, on the 27th day of December, 1979, at ONE o’clock P.M. of said day at which meeting all stockholders were present in person pursuant to notice given as required by the Articles of Incorporation of the corporation, and the By-Laws of the corporation, and the laws of the State of South Dakota, and further certify as follows:

FIRST:

That the name of the corporation is MIDWEST MANAGEMENT & MARKETING CORPORATION.

SECOND:

That Article Sixth, subparagraph (b), which reads “(b) Cumulative voting shall not be permitted” shall be deleted and that thereafter subparagraphs (c) through (h) shall become (b) through (g).

THIRD:

That such amendment does not provide for an exchange or cancellation of any issued and outstanding shares and does not affect the stated capitalization of the corporation. That there are no prior amendments to the Articles of said corporation on file in the office of the Secretary of State of the State of South Dakota. That the above action of the stockholders of said corporation was done in accordance with the provisions of Chapter 47 of the South Dakota Codified Laws and acts amendatory thereto. That other than the change in the deletion of subparagraph (b) in Section Sixth, above set out, that the Articles of Incorporation originally adopted shall be in no other manner affected or changed.

IN WITNESS WHEREOF, the parties have hereunto set their hands and affixed the official corporate seal of the corporation this 27th day of December, 1979.

/s/ Craig D. Bower
Craig D. Bower, President

/s/ Garwood G.C. Trenor
Garwood G.C. Trenor, Secretary

STATE OF SOUTH DAKOTA	)
:ss
COUNTY OF BROWN	)

CRAIG D. BOWER and GARWOOD G.C. TRENOR, each being severally sworn, depose and state that they have read the within and foregoing Articles of Amendment and know the contents thereof and the same are true they have affixed their names thereto and affixed the official seal of the corporation to the Articles of Amendment.

/s/ Craig D. Bower
Craig D. Bower

/s/ Garwood G.C. Trenor
Garwood G.C. Trenor

Subscribed and sworn to before me this 27th  day of December, 1979.

/s/ Delorias Wolstad
Notary Public
Brown County, South Dakota

My commission expires:

February 21, 1982

(SEAL)

ARTICLES OF AMENDMENT

OF

WORLD SERVICES, INC.

(FORMERLY MIDWEST MANAGEMENT & MARKETING CORPORATION)

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, Murray R. Woulfe and Tamara R. Sahli, President and Secretary respectively of World Services, Inc., formerly Midwest Management & Marketing Corporation, do hereby certify that the following constitutes the amendment to the Articles of Incorporation dated December 14, 1979 which was duly adopted at a meeting regularly held and called pursuant to notice at the Sheraton Inn, North Highway 281, Aberdeen, South Dakota, on July 7, 1983 at 10:00 o’clock A.M., at which meeting a quorum of stockholders was present in person and by proxy, as follows:

FIRST:

The name of the corporation is Midwest Management & Marketing Corporation.

SECOND:

The amendment adopted by the stockholders is as follows:

I

That Article “First” be amended to read as follows:

The name of the corporation hereinafter referred to as the “corporation” is: WORLD SERVICES, INC.

II

That Article “Fifth” be amended to read as follows:

The total number of shares of common stock which this corporation is authorized to issue is 50,000,000 with a par value of one cent ($.01) per share, one vote per share, all of one class.

THIRD:

As of the record date established by the Board of Directors and set forth in the Notice of Special Meeting, the number of shares outstanding was 2,946,117, and the number of shares entitled to vote on said amendment was 2,946,117. There being no class voting on the amendment, the number of shares voting for and against the amendment was:

Paragraph I:	2,421,140, For;	24,926, Against.
Paragraph II:	2,331,734, For;	114,332, Against.

IN WITNESS WHEREOF the parties have hereunto set their hands and affixed the official corporate seal of the corporation this 7th day of July, 1983.

/s/ Murray R. Woulfe
Murray R. Woulfe, President

/s/ Tamara R. Sahli
Tamara R. Sahli, Secretary

State of South Dakota	)
)ss
County of Brown	)

Murray R. Woulfe and Tamara R. Sahli, each being severally sworn, depose and state that they have read the within and foregoing Articles of Amendment and know the contents thereof and the same are true and they have affixed their names thereto and affixed the official seal of the corporation to the Articles of Amendment.

/s/ Murray R. Woulfe
Murray R. Woulfe

/s/ Tamara R. Sahli
Tamara R. Sahli

Subscribed and sworn to before me this 7th day of July, 1983.

/s/ Debora Cheseman
Notary Public

(SEAL)	Notary Print Name:

My Commission Expires: 6-15-84

ARTICLES OF AMENDMENT

OF

WORLD SERVICES, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, Murray R. Woulfe, and Tamara R. Sahli, President and Secretary, respectively, of World Services, Inc. do hereby certify that the following constitutes the Amendment to the Articles of Incorporation dated December 14, 1979 which was duly adopted at a meeting regularly held and called pursuant to notice at the Sheraton Inn, North Highway 281, Aberdeen, South Dakota, on December 15, 1983 at 2:00 o’clock P.M., at which meeting a quorum of stockholders was present in person and by proxy, as follows:

FIRST

The name of the corporation is World Services, Inc.

SECOND

The Amendment to the Articles of Incorporation dated December 14, 1979 adopted by the stockholders is as follows:

That Article “Eighth” be amended to read as follows:

The management of this corporation shall be vested in a Board of Directors composed of not less than three (3) nor more than nineteen (19) members, which number may be increased or decreased from time to time, but shall not be less than three (3).

THIRD

As of the record date established by the Board of Directors and set forth in the Notice of Meeting, the number of shares outstanding was 3,243,145 and the number of shares entitled to vote on said amendment was 3,243.146. There being no class voting on the amendment, the number of shares voting for and against the amendment was: 2,162,250 for 19,553 against.

IN WITNESS WHEREOF the parties have hereunto set their hands and affixed the official corporate seal of the corporation this 30th day of December, 1983.

/s/ Murray R. Woulfe
Murray R. Woulfe
President

(CORPORATE SEAL)

/s/ Tamara R. Sahli
Tamara R. Sahli
Secretary

State of South Dakota	)
)ss
County of Brown	)

Murray R. Woulfe and Tamara R. Sahli, each being severally sworn, depose and state that they have read the within and foregoing Articles of Amendment and know the contents thereof and the same are true and they have affixed their names thereto and affixed the corporate seal of the corporation to the Articles of Amendment.

/s/ Murray R. Woulfe
Murray R. Woulfe

/s/ Tamara R. Sahli
Tamara R. Sahli

Subscribed and sworn to before me this 30th day of December, 1983.

/s/ Ann C. Benson
Notary Public

(SEAL)	Notary Print Name: Ann C. Benson
My Commission Expires: 10-11-85

ARTICLES OF AMENDMENT

OF

WORLD SERVICES, INC.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, Murray R. Woulfe and Floyd E. Meidinger, President and Secretary, respectively, of World Services, Inc. do hereby certify that the following constitutes the Amendment to the Article of Incorporation filed December 17, 1979, as subsequently amended, which was duly adopted at a meeting regularly held and called pursuant to notice at the Aberdeen Inn, 2727 SE Sixth Avenue, Aberdeen, South Dakota 57401, on September 29, 1988 at 2:00 p.m., at which meeting a quorum of shareholders was present in person or by proxy, as follows:

FIRST

The name of the corporation is World Services, Inc.

SECOND

The amendment so adopted by the shareholders is as follows:

That Article “Fifth” be deleted in its entirety and substituted in its stead shall be the following Article “Fifth”:

(a)           The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 510,000,000, $.001 per value, consisting of 500,000,000 shares of common stock (the “Common Stock”) and 10,000,000 shares of preferred stock (the “Preferred Stock”). Each share shall have one vote, and the voting of shares shall be by class.

(b)           (i)  Share of Preferred Stock, when issued: (A) Will be entitled to cumulative dividends (if the payment of any dividends are authorized); (B) Will have preference over shares of Common Stock as to the payment of dividends if the shares of Preferred Stock are entitled to the payment of any dividends; (C) Shall have a preference in the assets of the corporation upon the voluntary or involuntary liquidation of the corporation as established by the Board of Directors; and (D) In addition, when so designated by the Board of Directors by resolution authorizing the creation of any series of Preferred Stock, the shares of such series shall be convertible into shares of Common Stock in the ratio established by the Board of Directors.

(ii)  The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, and, subject to the provisions of these Articles of Incorporation and law, the Board may fix and determine the relative rights and preferences of the various series, including the following which may vary between series: (A) the rate of dividend (if any); (B) The price at and the terms and conditions on which shares may be redeemed; (C) The amount payable upon shares in event of involuntary liquidation (if any); (D) The amount payable upon shares in event of voluntary liquidation (if any); (E) Sinking fund provisions for the redemption or purchase of shares (if any); and (F) The terms and conditions on which shares may be converted (if any).

(c)           (i) The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges, and voting powers and the restrictions and limitations of the Preferred Stock.

(ii) Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

(d)           Dividends on shares of Common Stock and Preferred Stock may be paid in shares of Common Stock or Preferred Stock.

(e)           The capital stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

(f)            Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advanced for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive, and said stock when issued shall be fully paid and non-assessable.

THIRD

As of the record date established by the Board of Directors and set forth in the Notice of Meeting the number of shares outstanding was 5,163,925 and the number of shares entitled to vote on said amendments was 5,163,925. There being no class voting on the amendment, the number of shares voting for and against the amendment was 2,930,622 for 482,031 against.

IN WITNESS WHEREOF the parties have hereunto set their hands and affixed the official corporate seal of the corporation this 26th day of October, 1988.

/s/ Murray R. Woulfe
Murray R. Woulfe, President
(CORPORATE SEAL)
/s/ Floyd E. Meidinger
Floyd E. Meidinger, Secretary

STATE OF SOUTH DAKOTA	)
) ss
COUNTY OF BROWN	)

Murray R. Woulfe and Floyd E. Meidinger, each being severally sworn, depose and state that they are the President and Secretary respectively, of World Services, Inc. and that they have read the foregoing Articles of Amendment and know the contents thereof, and the same are true and they have affixed their names thereto and affixed the seal of the corporation to these Articles of Amendment.

/s/ Murray R. Woulfe
Murray R. Woulfe
(CORPORATE SEAL)

/s/ Floyd E. Meidinger
Floyd E. Meidinger

Subscribed and sworn to before me this 26th day of October, 1988.

/s/ James Croner
Notary Public

(SEAL)	Address: P.O. Box 970
Aberdeen, SD 57402

My commission expires on:                                1-27-95

ARTICLES OF AMENDMENT

OF

WORLD SERVICES, INC.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, Ronne Tarrell, the President of World Services, Inc., does hereby certify that the following constitutes the amendment to the Articles of Incorporation of World Services, Inc., a South Dakota corporation, as amended, which was duly adopted at a special meeting of the shareholders called and held pursuant to notice duly given at the Ramada Inn, 2727 Sixth Avenue Southeast, Aberdeen, South Dakota, 57401, on February 20, 2002 at 2:00 p.m. local time, at which meeting a quorum of shareholders was present in person or by proxy, as follows:

FIRST

The name of the corporation is World Services, Inc.

SECOND

The amendment so adopted by the shareholders is as follows:

A new Article Nine shall be added and shall read as follows:

NINTH:

The provisions of the South Dakota Domestic Public Corporation Takeover  Act (S.D.C.L. §§ 47-33-8 through 47-33-16) do not apply: (A) to the acquisition by Super 8 Motel Developers, Inc. of World Services common stock pursuant to the tender offer it commenced on October 3, 2001 (including any amendment or extension thereof), or (B) if the acquisition described in clause (A) is completed, to any subsequent acquisition; provided, however, that if the tender offer described in clause (A) is terminated and such acquisition is not completed, the World Services Board of Directors shall have the authority to further amend these articles of incorporation to delete this Article Nine without further action by the shareholders.

THIRD

As of the record date established by the Board of Directors and set forth in the Notice of Meeting, there was one class of stock issued and outstanding, consisting of 2,639,679 common shares, all of which were entitled to vote on said amendment.

FOURTH

There were present at said special meeting of shareholders on February 20, 2002, 1,860,340 shares of common stock represented in  person or by proxy, which shares were voted as follows:

•                  1,765,757 shares were voted “FOR” said amendment;

•                  79,206 shares were voted “AGAINST” said amendment; and

•                  15,377 shares were voted to “ABSTAIN.”

IN WITNESS WHEREOF, the undersigned President of the corporation, Ronne Tarrell, has hereunto set his hand and affixed the official corporate seal of the corporation to this amendment on this 20th day of February, 2002.

/s/ Ronnie Tarrell
Ronne Tarrell

STATE OF SOUTH DAKOTA	)
)ss.
COUNTY OF BROWN	)

Ronne Tarrell, being first duly sworn upon his oath, deposes and states that he is the duly elected and acting President of World Services, Inc., that he has read the foregoing Articles of Amendment and knows the contents thereof and the same are true and he has affixed his name thereto and affixed the seal of the corporation to these Articles of Amendment.

/s/ Ronnie Tarrell
Ronne Tarrell

[CORPORATE SEAL]

Subscribed and sworn to before me this 20th day of February, 2002.

/s/ Robert M. Ronayne
Notary Public
Robert M. Ronayne
P.O. Box 759
[NOTARY SEAL]	Aberdeen, South Dakota 57402-0759

My commission expires: 5/5/2004